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                                                                     EXHIBIT 5.1

                                  April 7, 2000

Onyx Acceptance Corporation
27051 Towne Centre Drive
Foothill Ranch, California 92610

             Re:      Registration Statement on Form S-1
                      Subordinated Notes due 2006

Gentlemen:

         We are acting as counsel for Onyx Acceptance Corporation (the "Company") in connection with an underwritten public offering of up to $13,800,000 aggregate principal amount of its Subordinated Notes due 2006 (the "Notes"), to be issued under an indenture (the "Indenture") to be entered into between the Company and Bankers Trust Company (the "Trustee").

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement of the Company on Form S-1 relating to the Notes, filed with the Securities and Exchange Commission (the "Commission") on December 10, 1999 under the Securities Act, as amended by Amendment No. 1 to the Registration Statement, filed with the Commission on January 19, 2000, as further amended by Amendment No. 2 to the Registration Statement, filed with the Commission on February 8, 2000, and as further amended by Amendment No. 3 to the Registration Statement, filed with Commission on April 7, 2000 (such Registration Statement, as amended, being hereafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company, as issuer, and Miller & Schroeder Financial, Inc. and Peacock, Hislop, Staley & Given, Inc. (the "Underwriters"); (iii) the form of the Indenture relating to the Notes to be entered into by the Company and the Trustee, as filed as an exhibit to the Registration Statement; (iv) the Form T-1 of the Trustee, as filed as an exhibit to the Registration Statement; (v) the Certificate of Incorporation of the Company, as presently in effect, incorporated by reference to the Registration Statement; (vi) certain resolutions adopted by the Board of Directors of the Company relating to the Notes (the "Resolutions"); and (vii) the form of the Notes. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


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                             ANDREWS & KURTH L.L.P.

Onyx Acceptance Corporation
April 7, 2000
Page 2

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the Bar in the State of New York and we do not express any opinion as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) the Indenture and the Underwriting Agreement have been duly executed and delivered; and (iii) the Notes shall have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the issuance and sale of the Notes will have been duly authorized, and the Notes will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by
(1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect, relating to creditors= rights generally, and (2) general principles of equity (regardless of whether enforceability is considered a proceeding at law or in equity) and (b) the waiver contained in Section 515 of the Indenture may be deemed unenforceable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,


                                /s/ Andrews & Kurth L.L.P.